UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 Annual General Meeting Spring 2022

NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this presentation and in these materials contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of NCR’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 25, 2022 and those factors detailed from time to time in NCR’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. These materials are dated April 12, 2022, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this presentation and in these materials will include or make reference to certain non-GAAP measures. These measures are included to provide additional useful information regarding performance metrics included in certain NCR executive compensation plans and are not a substitute for their comparable GAAP measures. Descriptions of these non-GAAP measures are included in the accompanying Supplementary Materials“ and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials: The term recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. These presentation materials and the associated remarks made during this presentation are integrally related and are intended to be presented and understood together. 2

2022 Annual General Meeting Board 2022 Proposals Recommendation Election of Eleven Director Nominees VOTE FOR EACH NOMINEE Advisory Vote on the Compensation of the Named Executive Officers VOTE FOR Ratification of the Appointment of Independent Registered Public Accounting VOTE FOR Firm for the Year Ending December 31, 2022 Stockholder Proposal Regarding Stockholder Ratification of Termination Pay VOTE AGAINST 3

Election of Eleven Director Nominees

# Our Director Nominees

Experienced leaders from a diverse range of relevant backgrounds



**Mark Begor**
CEO
Equifax

- Mr. Begor's qualifications include extensive leadership roles; his industry expertise; his current and prior experience as a director and committee member of other public companies; and his independence
- ***Independent Lead Director***



**Gregory Blank**
Senior Managing Director
Blackstone

- Mr. Blank's qualifications include his significant private equity and mergers and acquisitions experience with Blackstone; his experience evaluating and managing acquisitions and investments in the technology and telecommunications industries; his experience as a director of other public and private companies; his financial expertise and literacy; his prior service on Travelport's Audit Committee; and his independence



**Catherine Burke**
Chief Corporate Strategy Officer and Global President
Daniel J. Edelman Holdings

- Mrs. Burke's qualifications include her extensive experience and senior leadership roles in marketing, communications strategy and execution, and operations; her domestic and international experience in those areas; her financial literacy; her current public company board experience; and her independence



**Deborah Farrington**
Founder and President
StarVest Management

- Ms. Farrington's qualifications include her significant software industry and entrepreneurial experience as a long-time investor in emerging software and business services companies as a founder and general partner of StarVest Partners; her management experience as President of StarVest Partners management, as President and Chief Executive Officer of Victory Ventures, and her prior management roles; her leadership experience, including as Lead Director of NetSuite; her current and prior public company board and board committee experience; her financial literacy and expertise; and her independence



**Michael Hayford**
CEO
NCR Corporation

- Mr. Hayford's qualifications include his significant leadership and management experience in his previous roles at FIS and Metavante, as well as his current role at NCR; his industry expertise including in the financial services industry and bank technology processing; and his current and prior experience as a director and committee member of other public companies

5

Our Director Nominees (Cont’d) Experienced leaders from a diverse range of relevant backgrounds Laura Georgette Kirk Martin Glenn Frank Sen Kiser Larsen Mucci Martire Welling Former Non-Executive Former Operating EVP and CFO Chairman and CEO Founder and CIO Executive Chairman Executive Chair and CEO, Black Knight Paychex Engaged Capital NCR Corporation The Carlyle Group BJ’s Wholesale Club ▪ Ms. Kiser’s qualifications ▪ Mr. Larsen’s qualifications ▪ Mr. Mucci’s qualifications ▪ Ms. Sen’s qualifications ▪ Mr. Martire’s qualifications ▪ Mr. Welling’s qualifications include her extensive include his significant include his significant include her current and include his current and include his current and senior leadership and experience in leadership experience in leadership prior experience as a prior experience as a prior experience as a management experience in roles in publicly held roles in technology and director of other public director, including director of other public her position at Carlyle and technology companies telecommunications companies; her significant Executive Chairman and companies; his significant her former positions with including Black Knight and companies; his current role leadership and non-executive Chairman finance and investment T. Rowe Price and GE; her FIS; his expertise in as Chairman and Chief management experience in roles, of other public experience; his broad current and prior public mergers and acquisitions, Executive Officer of leading a growth company companies; his significant industry experience; his company board and technology and software; Paychex; his financial and serving on boards of leadership and experience leading committee experience; her his financial literacy and literacy and expertise; and significant companies in management experience in companies in operational, technology, data security expertise; and his his independence the retail industry; her his previous roles at FIS, financial and strategic and digital platform independence financial expertise; and her Metavante and Fiserv; and matters; and his expertise; her risk independence his broad industry independence management expertise; experience including in the her financial literacy and financial services industry expertise; and her and bank technology independence processing 6

Our Board Composition Director Skills, Experience and Background Strategic Transformation Government or Public Company 100% Regulatory Affairs Board Service 36% 100% NCR’s Director Nominees HR, Labor Relations & Talent CEO or President 82% 36% 18% 82% Leadership 55% Are Self-Identify Self-Identify as an Independent as Women Ethnic Minority Technology or Compliance Software 45% 82% 2.52 Years 58.09 Years Average Tenure Average Age (as of Record Date) (as of Record Date) Communications ESG & Marketing 73% 45% 11 Director M&A or Corporate ERM & Nominees Finance NCR’s Board Cybersecurity 91% 55% Global Business & Payments & Network 75% Culture Background 100% of Board Committee Chairs 55% Self-Identify as Women Digital Banking Financial Literacy Background 100% 45% Self-Service Hospitality Banking Background Retail Background Background 45% 64% 45% 7 7

Advisory Vote on the Compensation of the Named Executive Officers

Summary of Response to 2021 Say on Pay Vote ▪ The result of our 2021 Say On Pay vote was an unmistakable message to the entire Board of Directors and NCR executive team that we better understand our stockholders’ concerns and take an unvarnished review of our compensation framework – we have taken extensive action accordingly ▪ Our discussions with stockholders following the vote were critical to obtaining a clearer understanding of their specific concerns – their feedback informed the actions we took ▪ Board-led stockholder outreach program covering 31 stockholders owning approximately 57% of our outstanding shares ▪ Meetings with 12 stockholders owning approximately 36% of our outstanding shares ▪ All meetings held with stockholders were attended by one or more independent directors who are also members of our Compensation and Human Resource Committee ▪ As an initial action, in August 2021 the Board took the unusual action of amending outstanding 2020 Performance share RSU grants with the consent of our CEO, COO, and other named executives who received such awards, creating additional meaningful downside risk and no additional upside opportunity associated with these awards and extended the vesting period during which the awards are subject to risk of forfeiture ▪ The Compensation Committee also discontinued the use of non-routine, special incentive plans for our named executive officers, and clarified that the Committee does not expect to adopt any such plans for named executives in the future absent extraordinary circumstances ▪ Following these actions, the Board continued to collect feedback, made a number of additional changes to the 2021 compensation plan and based on further review, made additional changes and affirmations for 2022 The following pages include all changes made to the 2021 and 2022 compensation plan in response to stockholder feedback, as reflected in our 2022 Proxy Statement 9

Responsiveness to Stockholder Feedback in 2021 and 2022 Action / Stockholder Changes Made in 2021 Changes Made for 2022 Feedback ▪ Ongoing Total Direct Executive Compensation for all named executives generally (one exception) ▪ Discontinued the use of special one-time and off-cycle incentive plans and awards – the Committee held flat in total and by component (i.e., salary, bonus target, and long-term incentive grant values) clarified that it does not expect to adopt any non-routine, special incentive plans for our named executives in the future absent extraordinary circumstances▪ Diversified the Annual Incentive Plan (AIP) metrics to include top and bottom-line growth and ESG & NPS ─ Added an AIP Revenue metric, weighted 25%, to further drive the Company’s growth strategy ▪ Took the unusual step of amending outstanding 2020 Performance share RSU grants with the ─ Reduced the weighting of AIP EBITDA from 80% to 55%, with target set at 10% over 2021 results consent of our CEO, COO, and other named executives who received such awards by subjecting the RSUs to greater downside risk and extending by 12 months the vesting period during which the first ─ Changed Stakeholder Metrics (ESG & NPS) from a modifier to 20% independently weighted tranche of these RSUs are subject to a risk of forfeiture measures, in aggregate ▪ Re-designed the Long-Term Incentive Plan ─ Extended the period over which stock price performance will be measured from 18 to 30 ─ Increased the weighting of performance-based RSUs for named executives from 60% to 100% of months, so any share gains must be sustained until then total 2022 LTI awards ─ Added a Relative Total Shareholder Return (rTSR) metric, weighted 40% (replacing performance share RSUs), with rigorous performance conditions ─ Performance had been achieved at maximum at the time of the amendment and at the original Significantly • Required above market performance for target and maximum awards, as shown below performance measurement date, so the retroactive amendment created meaningful downside Improved Pay and risk and no additional upside opportunity TSR percentile achieved relative to RSUs Earned Performance (1) S&P Mid Cap 400 Value Index as a % of Target Alignment th ─ Extended the vesting period for the first tranche by approximately 12 months, so any earned Maximum ≥ 80 percentile 200% shares will vest in a single installment after 30 months, which meaningfully extends the period th Target 55 percentile 100% during which these RSUs remain subject to a risk of forfeiture th Threshold 25 percentile 50% th Below Threshold < 25 percentile 0% ▪ Increased the weight of performance-based RSUs for our named executives from 35% to 60% of total 2021 LTI Plan awards (1) Interpolate for performance between discrete points • Absolute governor: Capped awards at target unless absolute TSR ≥ 0% ▪ For 2021 Annual Incentive Plan (AIP), required competitive financial performance and growth over ─ Maintained the LTI EBITDA growth and LTI Recurring Revenue growth measures, each weighted 2020 performance 30% ─ Required competitive performance and growth over 2021 performance ─ AIP EBITDA target (100% weight) set at 13% over 2020 results disclosed in our 2021 Proxy • LTI EBITDA target for 2022 set at 10% over 2021 results Statement • LTI Recurring Revenue target for 2022 set at 8% over 2021 results 10

# Responsiveness to Stockholder Feedback in 2021 and 2022 (Cont'd)

| Action / Stockholder Feedback | Changes Made in 2021 | Changes Made for 2022 |
|---|---|---|
| **Incorporated ESG and NPS Stakeholder Metrics into 2021 & 2022 Annual Incentive Plan Designs** | • Added Stakeholder Metrics that are important to NCR as a modifier, which could increase or decrease the earned payout under the Annual Incentive Plan by +/- 20%<br>• Used Net Promoter Score (NPS) as a measure of customer satisfaction to modify award by up to +/- 10%<br>• Used ESG measures to modify award by up to +/- 10%, including among other initiatives:<br>– Establishing of a diverse supplier program<br>– Launching a key talent initiative and implementing a leadership development program<br>– Conducting numerous employee surveys to inform our ESG strategy<br>– Developing a baseline for measuring employee NPS | • Elevated Stakeholder Metrics to independent, stand-alone metrics with an aggregate 20% weighting, instead of a modifier<br>– Used improvement in NPS with a 10% weighting<br>– Used ESG measures with a 10% weighting, consisting of four qualitative and specific objective ESG goals covering DEI, Workforce & Talent, Information Security, and Environmental Sustainability:<br>• Social: Sustainability Accounting Standards Board (SASB) disclosure<br>• Social Workforce: eNPS<br>• Data Privacy / Security: BitSight Score<br>• Environmental: Disclosure of commitment to reach Net Zero emissions by 2050, and targeted reduction of our Greenhouse Gas Emissions |

11

Responsiveness to Stockholder Feedback in 2021 and 2022 (Cont’d) Action / Stockholder Changes Made in 2021 Changes Made for 2022 Feedback ▪ The Committee affirmed its expectation that severance under our Executive Severance Plan will not be paid to named executives who voluntarily resign from Company service and no additional amounts will be paid under this Plan unless Severance for required to obtain additional covenants, transition services, or similar additional Named consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders▪ Continued in 2022 Executives who Separate from Company Service ▪ The Committee confirmed as noted in our 2020 Proxy Statement that the separation of our former Chief Financial Officer qualified for severance under the terms of our Executive Severance Plan ▪ Our Board appointed a new independent director to the Compensation and Human Resource Committee, who, together with the new Chair of this Committee and the continuing members, will assist in implementing the changes to our executive Committee compensation program made by the Company to address stockholder concerns Membership ▪ Maintaining new Committee membership and consulting resource for continued and Independent work in 2022 ▪ Engaged a new compensation consultant, Farient Advisors LLC, an independent, Compensation nationally recognized executive compensation consulting firm, to serve as its Consultant independent compensation consultant beginning in September 2021 (as successor to its prior independent compensation consultant which was engaged by the Committee through August 2021) 12

2021 Executive Compensation Philosophy and Design Pay Aligned with Strategy & Performance 2021 Incentives Aligned with Business Goals 2021 Target Pay Mix CEO Type of Pay Objectives Components of Pay 12% Financial 100% Annual Performance Incentive EBITDA 80% 92% Long-Term Annual Incentive At-Risk Pay Incentive 8% Compensation Salary Stakeholder +/- 20% Multiplier Modifier Tied to (1) ESG and NPS Stakeholder Metrics Other NCR Named Executives 60% Performance-Based RSUs 16% 50% Tied to Recurring Revenue Metrics Annual 50% Tied to EBITDA Metrics Incentive Long-Term Stockholder 72% Incentives 88% Value Creation Long-Term 40% At-Risk Pay Incentive 12% Performance-Share RSUs Salary Tied to Stock Price Appreciation Goals (1) ESG stakeholder targets (+/- 10% modifier) include establishing a diverse supplier program; launching a key talent initiative designed to engage, develop and retain key employees, with an emphasis on traditionally underrepresented groups; improving the Company’s Sustainalytics score; commencing greenhouse gas emissions reporting; implementing a leadership development program for key talent; and launching a baseline measurement of eNPS; NPS target (+/- 10% modifier) for 2021 set at achieving 11% increase over the prior year 13

# 2022 Executive Compensation Philosophy and Design

Continued Evolution in Line with our Strategic Priorities and Stockholder Feedback

## 2022 Incentives Aligned with Business Goals

| Type of Pay | Objectives | Components of Pay |
| --- | --- | --- |
| Annual Incentive Compensation | *Financial Performance* | **55%** *EBITDA Metric*; **25%** *Revenue Metric* |
| | *Stakeholder / Societal Concerns* | **20%**(1) *10% Tied to ESG Metrics* *10% Tied to an NPS Metric* |
| Long-Term Incentives | *Stockholder Value Creation* | **100%** *Performance-Based RSUs*(2) *40% Tied to a Relative TSR Metric* *30% Tied to a Recurring Revenue Metric* *30% Tied to an EBITDA Metric* |

## 2022 Target Pay Mix(3)

CEO


12% Annual Incentive
8% Salary
92% At-Risk Pay
80% Long-Term Incentive

Other NCR Named Executives


16% Annual Incentive
12% Salary
88% At-Risk Pay
72% Long-Term Incentive

(1) ESG metrics comprised of eNPS, Sustainability Accounting Standards Board (SASB) disclosure, BitSight Score and disclosure and targeted reduction of our greenhouse gas emissions; NPS metric represents an 8% increase over NPS achieved for 2021

(2) The performance-based RSUs with LTI Recurring Revenue and LTI EBITDA metrics have a three-year performance period (2022-2024); the performance period for rTSR RSUs begins on the grant date (February 25, 2022) and ends on December 31, 2024; to the extent earned, both types of RSUs will cliff-vest 100% on the three-year anniversary of the grant date

(3) For 2022, the Committee held ongoing Total Direct Executive Compensation of all named executives flat in total and by component, including salary, short-term incentive target, and long-term incentive grant values (except that given his transition from consultant to an employee and a key member of our executive team, Mr Layden's 2022 long-term incentive grant value is higher than that of the 2021 long-term incentives he received as a consultant)

14

A Stockholder Proposal Regarding Stockholder Ratification of Termination Pay

Stockholder Proposal Regarding Stockholder Ratification of Termination Pay (1/2) The Board recommends you vote AGAINST the proposal to require Stockholder ratification of certain termination pay ▪ NCR uses long-term equity awards designed to motivate and reward executives for the creation of long-term shareholder value ‾ These awards were issued under our 2017 Stock Incentive Plan that was approved by 75% of our Stockholders ‾ The Plan helps fund long-term incentives which comprise 80% of the CEO’s 2021 target pay mix and 72% of other NEO target pay mix, a significant portion of which are tied to the achievement of performance goals such as recurring revenue and EBITDA metrics; in 2022 100% of long term incentives will be tied to performance ‾ Currently NCR only allows for accelerated vesting as part of the double-trigger Change in Control plan (or if the awards are not assumed) and if employment ends because of death or disability ‾ The proposal would discourage the use of long-term equity incentive awards, which are tied to maximizing long-term Stockholder value ‾ The proposal would potentially require Stockholder approval in order for certain employees and executives to realize the full value of their equity awards upon a qualifying termination related to a change-in-control ▪ If approved and implemented, the proposal could create a misalignment between the executives and our Stockholders during a change in control transaction and present increased risk to our Stockholders regarding executive retention and deal certainty ‾ Similar Stockholder approval for certain severance payments is not required at our industry peers, which could put NCR at a disadvantage in designing competitive compensation programs to attract and retain executives because a significant portion of an individual’s compensation could be contingent on Stockholder approval and remain uncertain ‾ The proposal could create expensive and impractical obstacles by requiring NCR to call a special meeting in order to negotiate a severance agreement ‾ Top candidates, when informed that the terms of their compensation arrangements may first require Stockholder approval, would likely be unwilling to wait for such approval and may instead seek employment elsewhere, including at one of NCR’s competitors that do not have similar restrictions on their ability to offer severance benefits Adoption is unnecessary and not in the best interests of the Company at this time 16

Stockholder Proposal Regarding Stockholder Ratification of Termination Pay (2/2) The Board recommends you vote AGAINST the proposal to require Stockholder ratification of certain termination pay § Avoiding Stockholder approval by entering into severance arrangements for amounts less than the 2.99 Limit would not offer a practical solution to this executive retention obstacle ‾ The benefits covered by the 2.99 Limit in the proposal include not only cash severance but also the value of prior equity awards that are accelerated upon a severance event – it is market practice and invariably the case, particularly with regard to highly sought-after employees, that employment agreements or other severance arrangements provide for at least partial vesting of equity awards upon certain types of severance events, which we have limited to narrow circumstances (double trigger change-in-control scenarios, death and disability) ‾ An arrangement that provides for accelerated vesting of stock awards upon severance, even if permitted only on a partial, pro rata basis, would have a higher probability of exceeding the 2.99 Limit § Implementation of a ratification would cause delays, add uncertainties and increase costs of any terminations § We believe that Stockholder interests are best served by voting against the proposal so that we can continue to grant equity-based pay with multi-year vesting requirements and remain competitive in attracting and retaining highly qualified employees Adoption is unnecessary and not in the best interests of the Company at this time 17

Update on Environmental and Social Initiatives

Update on Environmental, Social and Governance Initiatives Key Select Initiatives Underway Recent Highlights Continue to report our Scope 1 and Set the ambitious Scope 2 emissions § In 2022, we are proud to publicly disclose for the first time goal to achieve Net- from our global Zero by 2050 by Transition to an our Scope 1 and Scope 2 greenhouse gas (GHG) emissions facilities and service developing science- Electric Vehicle fleet data for the past three years, which has been measured and operations through based plans and the CDP (formerly calculated in alignment with the GHG Protocol Standard targets Carbon Disclosure Project) ENVIRONMENTAL * § We are publishing our global and U.S. diversity data , which Restructure and will be reported in alignment with the SASB framework for Improve our supplier redeploy a council the Software & IT services industry diversity program focused on global and invest in inclusion with the Pledge to increase products and mission to inspire NCR’s Diversity by the Numbers our yearly giving to services from small action that attracts, equal one percent of businesses, as well as develops and retains our adjusted net 62 24% 40% 26% minority, women and top diverse talent income countries in which our of our global workforce of our U.S. workforce self- of U.S. management veteran-owned and fosters an 35,474 employees reside self-identify as women identify as ethnically positions are held by SOCIAL business enterprises inclusive work and/or racially diverse people who self-identify environment as women * Based on data as of November 29, 2021. Employees who have joined NCR as a result of the Cardtronics Acquisition (as defined below) are not included, but will be added in the future. 19

Governance Privacy and Data Security In September 2021, in connection with our broader ESG efforts, MSCI Inc., a leading provider of decision support tools for the global investment community, assessed NCR’s privacy and data security programs as an 8.0 on a 10 point scale, relative to the software and services industry average of 6.9. Hedging and Pledging Policy Our Insider Trading Policy, which has been strengthened this year, incorporates the Company’s prohibitions against hedging, pledging and related transactions. The Policy applies to all officers, directors, employees (including temporary employees) and contractors of the Company and its subsidiaries who have access, including temporary access, to material nonpublic information, as well as certain family members of, and individuals who live in the same household as, are financially dependent on, or whose transactions (including transactions by an entity) in NCR’s securities are directed by or subject to the influence or control of, any such person. In order to restrict covered persons from engaging in transactions that hedge or offset, or are designed to hedge or offset, fluctuation in the market value of NCR equity securities, our Insider Trading Policy prohibits covered persons from directly or indirectly engaging in hedging activities or transactions of derivative securities of the Company at any time. In addition, because a margin or foreclosure sale may occur at a time when individuals are in possession of material nonpublic information or otherwise are not permitted to trade in NCR securities, our directors, executive officers and designated key employees are prohibited from taking margin loans where NCR securities are used, directly or indirectly, as collateral for the loan. Such individuals are also prohibited from pledging NCR securities as collateral for a loan. Director Nominees NCR’s Director Nominees: 82% 18% 36% 2.52 years 58.09 years self-identify as an self-identify average tenure average age are independent (as of the Record Date) (as of the Record Date) ethnic minority as women NCR’s Board: 75% of Board Committee Chairs self-identify as women NCR Confidential - Internal Use Only

Thank You

Supplementary Materials 22

NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this presentation and in these materials may include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Operating Income (non-GAAP) and Non-GAAP Diluted Earnings Per Share (EPS) are determined by excluding, as applicable, pension mark-to- market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP income from operations and earnings per share, respectively. Due to the non-operational nature of these pension and other special items, NCR’s management uses these non- GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results. Free Cash Flow. NCR’s management uses a non-GAAP measure called “free cash flow” to assess the financial performance of the Company. We previously defined free cash flow as net cash provided by (used in) operating activities and cash provided by (used in) discontinued operations, less capital expenditures for property, plant and equipment, less additions to capitalized software, plus discretionary pension contributions and settlements (if any). In 2021, with the increase in our restricted cash settlement activity and the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter, we began defining free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and settlements. All periods presented have been recast to reflect this new definition. We believe free cash flow information is useful for investors because it relates the operating cash flows from the Company’s continuing operations to the capital that is spent and to improve business operations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions and investments, repurchase of NCR stock and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP, and therefore NCR’s definition of this measure may differ from that of other companies. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP. 23 23

NON-GAAP MEASURES Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark- to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition -related intangibles and restructuring charges, among others. The special items are considered non-operational so are excluded from the adjusted EBITDA metric utilized by our chief operating decision maker in evaluating segment performance and are separately delineated to reconcile back to total reported income from operations. Management believes this format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by NCR management to make decisions regarding the segments and to assess our financial performance. AIP EBITDA for purposes of our 2021 and 2022 Annual Incentive Plans equals Adjusted EBITDA for the Company, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, and excludes the impact of mergers and acquisitions completed during the performance period. Further adjusted as determined in the sole discretion of the Committee. We exclude the impact of the items described above because they do not relate directly to a named executive’s performance or the Company’s operational success. 24 24